Exhibit 4.1

                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     NEVADA


                                   [SPECIMAN]

  NUMBER                                                                SHARES
___________                                                          ___________

                               ASIYA PEARLS, INC.


This Certifies that _____________________________________ is the owner of
________________________________________________full paid and non-assessable

SHARES OF THE COMMON STOCK OF

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The corporation will furnish without charge to each stockholder who so requests the powers; designations; preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation, this __________ day of __________________ A.D. ________.


___________________________                          ___________________________
Shabbir Shaikh, Secretary                            Shabbir Shaikh, President

                                     [SEAL]